Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-19 21988G 742

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of May 11, 2001 ...................................           $0.00
         Scheduled Income received on securities .............  $ 1,125,023.50
         Unscheduled Income received on securities ...........           $0.00

                                                                $ 1,125,023.50

LESS:
         Distribution to Class A1 Holders ....................  $  (212,500.00)
         Distribution to Class A2 Holders ....................          $(0.00)
         Distribution to Depositor ...........................  $  (912,523.50)
Balance as of June 15, 2001 ..................................           $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of May 11, 2001 ...................................           $0.00
         Scheduled Principal payment received on securities ..           $0.00
LESS:
         Distribution to Holders .............................           $0.00
Balance as of June 15, 2001 ..................................           $0.00


                 UNDERLYING SECURITIES HELD AS OF JUNE 15, 2001
Principal
Amount                    Title of Security
------                    -----------------
$27,109,000   Delta Air Lines 8.30% Debentures due December 15, 2029
              CUSIP: 247361YG7

U.S Bank Trust National Association, as Trustee


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